                                                                  EXHIBIT 10(I)


                                                       No. BSG9908-210R2
                                                       Date: September 17, 1999
                                                       Page 1 of 4



[LOGO]                 Custom Service Agreement ("Agreement")


Customer Name: Greenland Corporation
Address:       1935 Avenida Del Oro Ste D
               Oceanside, CA 92056

--------------------------------------------------------------------------------


Sprint Communications Company L.P. ("Sprint"), a limited partnership, offers to provide the Services in Section 2 under the terms and conditions in this Agreement. This Agreement and any information concerning its terms and conditions are Sprint's proprietary information and are governed by the parties' nondisclosure agreement. The parties' nondisclosure agreement term is extended to be coterminous with the Agreement Term. Customer agrees not to disclose this Agreement or any information in this Agreement to any third party.

1) TERM - The Term is 27 months, including a 3 month Ramp Up Period.

2) NETWORK SERVICES - Domestic Sprint Enhanced Frame Relay.

3) MINIMUM SERVICE COMMITMENT ("MSC") - Customer's Minimum Annual Commitment ("MAC") is $300,000. Customer may increase its MAC to the $480,000 or $660,000 level by providing at least 30 days' written notice to Sprint before the requested increase. Customer will receive the rates or Discounts associated with the new MAC and the new MAC will be effective on the first day of the second billing month after the notice period expires. Customer may not decrease its MAC. If Customer's increased MAC occurs after the start of a Contract Year, Customer's MAC for the affected Contract Year will be prorated based on the number of months at each MAC level.

      MSC CONTRIBUTORY SERVICES - Domestic Sprint Enhanced Frame Relay.

4) QUALIFICATIONS - On the Commencement Date Customer must:
   a) be a new Sprint customer.

5) CONDITIONS - During each billing month Customer must meet the following
   Conditions:
   a) Customer will have at least 1 Sprint-provided local access line for Sprint Services in NPA-NXX 505-877 or successor NPA-NXX, NPA-NXX 305-228 or successor NPA-NXX, and NPA-NXX 412-390 or successor NPA-NXX.
   b) Customer will have at least 150 Domestic Sprint Enhanced Frame Relay Service ports.
   c) Sprint must be Customer's Exclusive Interexchange Carrier.
   d) Customer will award Sprint 100% of its access Service facilities.

6) ADDITIONAL PROVISIONS -
   a) Any time after the 15th billing month of the Term, Customer may, with 90 days' written notice to Sprint, convert all pricing for all Network Services under this Agreement to standard tariff rates and Discounts, including any available promotions. After the effective date of Customer's notice, standard tariff pricing will become effective on the next billing month's first day.

7) SERVICES CHARGES -

   a) Sprint will charge Customer a fixed monthly recurring charge
      ("MRC") in the applicable amount from the table below each Domestic Sprint Enhanced Frame Relay Service port installed or in service during the Term. Customer is not eligible for standard Tariff Term/Volume Discounts.


                                            MAC
                                           -----
                         $300,000        $ 480,000            $660,000
                        ----------      -----------          ----------
  Port Bandwidth       MRC per Port     MRC Per Port        MRC Per Port
 ----------------     --------------   --------------      --------------
    56/64 Kbps            $137             $122                $105
   112/128 Kbps           $268             $254                $236
   168/192 Kbps           $315             $299                $278

                       SPRINT PROPRIETARY INFORMATION




                                                                   Page 2 of 4

-----------------------------------------------------------------------
   224/256 Kbps           $359            $341          $317
   280/320 Kbps           $421            $400          $371
   336/384 Kbps           $498            $473          $439
   392/448 Kbps           $542            $515          $478
   448/512 Kbps           $598            $568          $527
   504/576 Kbps           $651            $618          $574
   560/640 Kbps           $684            $649          $603
   616/704 Kbps           $705            $669          $621
   672/768 Kbps           $737            $700          $650
   784/896 Kbps           $864            $820          $761
   896/1,024 KBPS         $938            $890          $826
 1,120/1,280 Kbps       $1,079          $1,024          $951
 1,344/1,536 Kbps       $1,125          $1,090        $1,010
   3 Mbps - 2xT1        $2,899          $2,860        $2,783
   6 Mbps - 4xT1        $4,281          $4,154        $3,834
   9 Mbps - 6xT1        $5,636          $5,462        $5,029
  12 Mbps - 8xTl        $6,880          $6,665        $6,128
  45 Mbps - DS3         $7,718          $7,473        $6,860

   b) Sprint will charge Customer a fixed monthly recurring charge
      ("MRC") in the applicable amount from the table below for each Domestic Sprint Enhanced Frame Relay Service for LAN PVC installed or in service during the Term. Customer is not eligible for standard Tariff Term/Volume Discounts.


                                            MAC
                                           -----
                     $300,000             $480,000               $660,000
                    ----------           ----------             -----------
 PVC CIR            MRC per PVC          MRC per PVC            MRC per PVC
---------          -------------        -------------          -------------
 0 KBPS                $12                  $11                     $10

   c) Sprint will charge Customer a $107 fixed monthly recurring charge for its Sprint-provided, Domestic Sprint Enhanced Frame Relay Service DAL local access lines (not including ACF and COC monthly recurring charges) at Customer's initial 44 Domestic sites at the NPA-NXXs listed in Attachment A (incorporated into this Agreement). For all other Domestic DAL sites, Sprint will charge Customer a $107 fixed monthly recurring charge for its Sprint-provided, Domestic Sprint Enhanced Frame Relay Service DAL local access lines (not including ACF and COC monthly recurring charges) unless the site is greater than 20 miles from a Sprint POP. If the site is greater than 20 miles from a Sprint POP and does not qualify for the Discount in 7) d) below, Sprint will charge Customer access charges under Sprint FCC Tariff No. 8.

   d) Except as provided in Section 7) c) above, Customer will receive a 35% Discount, in lieu of all other discounts, on the monthly recurring charge for its Sprint-provided, Domestic Sprint Enhanced Frame Relay DAL local access lines (not including ACF, COC and other access related charges) installed or in service for a minimum of 2 years during the Term.

   e) Sprint will charge Customer a fixed monthly recurring charge
      ("MRC") in the applicable amount from the table below its Sprint-provided, Domestic Sprint Enhanced Frame Relay T-1 local access lines (excluding ACF and COC charges) at the following NPA-NXXs:

                 NPA-NXX                     MRC
                ---------                   -----
         (or successor NPA-NXX)
        ------------------------
                 760-414                    $350
                 972-245                    $200

   f) Sprint will waive 100% of the monthly recurring ACF charges and 100% of the monthly recurring COC charges on Sprint - provided, Domestic Sprint Enhanced Frame Relay Service DAL, T-1 and T-3 local access lines installed or in service during the Term.

   g) Sprint will waive the following installation charges:
      i) T-1 local access line installation charges (including non-recurring COC and ACF charges) on Sprint-provided, Domestic Sprint Enhanced Frame Relay Service T-1 local access lines installed during the Term.
      ii) T-3 local access line installation charges (including non-recurring COC and ACF charges) on Sprint-provided, Domestic Sprint Enhanced Frame Relay Service T-3 local access lines installed during the Tem.
      iii) DAL local access line installation charges (including non-recurring COC and ACF charges) on Domestic Sprint Enhanced Frame Relay Service DAL local access lines installed during the Term.
      iv) Domestic Sprint Enhanced Frame Relay Service port installation (non-recurring) charges on ports installed during the Term.
      v) Domestic Sprint Enhanced Frame Relay Service for LAN PVC installation (non-recurring) charges on PVCs installed during the Term.

      Customer will use local access lines, ports, and PVCs installed under this subsection for 30 continuous months. If Customer disconnects any local access line, port, or PVC receiving an installation waiver before the end of 30 months, Customer will pay Sprint a prorated portion of the waived installation charges based on the number of remaining months.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

===============================================================================
STANDARD PROVISIONS

1. TARIFF APPLICABILITY.  All terms and conditions in Sprint FCC Tariff
   No. 12 apply to this Agreement. Capitalized terms are defined in this Agreement or in Sprint FCC Tariff No. 12. This Agreement's rates, charges and Discounts supersede any promotions or discounts that arc available under Sprint's tariffs. Rates, charges and Discounts for call types, Service elements, features, and Services not in this Agreement are in the applicable Sprint Base Service Tariff or public price list.

2. FIXED Rates. Fixed rates will remain fixed for the Term. Percentage Discounts will remained fixed for the Term, but Sprint may modify the underlying tariff rate (or list price for non-tariffed Services) against which Sprint applies Discounts.

3. TARIFF WITHDRAWAL. If Sprint withdraws any tariff that applies to Services in this Agreement, the tariff terms and conditions then in effect will continue to apply to this Agreement. After Sprint withdraws any applicable tariff, this Agreement will control over any inconsistent provision in the withdrawn tariff. But Sprint may modify any tariff rate or list price that is not fixed by this Agreement.

4. CREDIT APPROVAL. Customer is subject to credit approval and may be required to submit a deposit.

5. REGULATORY PROGRAMS. Sprint may impose additional charges on Customer to recover amounts Sprint is required by regulatory or other governmental authorities to collect on behalf of or pay to others in support of statutory or regulatory programs. Examples of these programs include, but are not limited to, the Universal Service Fund, the Presubscribed Interexchange Carrier Charge, and compensation to payphone service providers for use of their payphones to access Sprint's service.

6. NOTICE. Any notice required under this Agreement or related to a dispute must be submitted in writing to the appropriate party's address shown below. If a notice relates to a dispute, Customer must provide a copy to Sprint at 8140 Ward Parkway, Kansas City, Missouri 64114,
   Attention: Law Department/Marketing and Sales.

7. RELIANCE. In accepting this Agreement Customer is not relying on any representations or promises not included in this Agreement. When signed by the parties this Agreement, including the standard terms and conditions for applicable Sprint Services (incorporated by this reference), will: (a) constitute the parties' entire understanding regarding Services; and (b) supersede all agreements or discussions, oral or written, regarding Services.

8. DOMESTIC DEFINITION. The term "Domestic" means the 48 contiguous states of the United States and the District of Columbia for: Sprint Frame Relay Products and Services; Sprint Enhanced Frame Relay Products and Services; Sprint IP Services; Sprint Managed Network Products and Services; Sprint X.25 Products and Services; and Sprint ATM Services. Otherwise, "Domestic" and other geographic terms are defined in the applicable Sprint tariffs.

9. HEADINGS. Headings are for reference only and have no effect on any provision's meaning.

10. COMMENCEMENT. To become effective this Agreement must be:
   (a) signed by a Customer representative; (b) delivered to Sprint on or before October 31, 1999; and (c) signed by a Sprint officer or authorized designee. The Commencement Date will be the first day of the first billing month after the parties sign this Agreement.

11. AMENDMENTS. Customer and Sprint may modify this Agreement only by written amendment signed by both parties' officers, or authorized designees. Alterations to this Agreement will not be valid unless accepted in writing by a Sprint officer or authorized designee.
===============================================================================

GREENLAND CORPORATION


By:     [ILLEGIBLE]
   -----------------------------------
Name:   [ILLEGIBLE]
     ---------------------------------
Title:  Secretary
      --------------------------------
Date:   9-30-99
      --------------------------------
Address:1935 Avenida Del Oro
        ------------------------------
        Oceanside, CA  92056
        ------------------------------


SPRINT COMMUNICATIONS COMPANY L.P.


By:[ILLEGIBLE]
   -----------------------------------
Name:   [ILLEGIBLE]
     ---------------------------------
Title:  BRANCH MANAGER
      --------------------------------
Date:   9-30-99
     ---------------------------------
Address: 2650 Camino Delrio N S.209.
        ------------------------------
         SD  CA  92108
        ------------------------------

                                    ATTACHMENT A

    INITIAL DAL DOMESTIC SPRINT ENHANCED FRAME RELAY SITE NPA-NXXS.

             203-366        505-877           909-343
             205-733        512-419           914-965
             212-349        517-882           915-857
             215-425        540-265           972-241
             217-351        614-291
             228-467        619-582
             228-863        623-846
             301-942        702-252
             305-228        703-750
             313-843        704-569
             323-293        706-232
             330-869        716-235
             334-479        773-287
             336-841        775-746
             404-233        803-788
             407-291        804-762
             410-254        843-767
             410-263        860-523
             412-390        901-274
             415-292        904-247